UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 26, 2017

Triumph Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-36722	20-0477066
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

12700 Park Central Drive, Suite 1700
Dallas, Texas	75251
(Address of principal executive offices)	(Zip Code)

(214) 365-6900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On July 26, 2017, Triumph Bancorp, Inc., a Texas corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Valley Bancorp, Inc., a Colorado corporation (“Valley”) and James J. O’Dell, as shareholder representative. The Merger Agreement provides that, subject to the terms and conditions set forth therein, Valley will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger. Immediately following the Merger (or at such later time as the Company may determine in its sole discretion), Valley Bank & Trust, the banking subsidiary of Valley, will merge with and into the Company’s wholly owned bank subsidiary, TBK Bank, SSB (“TBK Bank”), with TBK Bank surviving the bank merger.

Subject to the terms and conditions set forth in the Merger Agreement, which has been unanimously approved by the board of directors of each of the Company and Valley, at the effective time of the Merger, each outstanding share of Valley common stock will be converted into the right to receive a pro rata share of $39 million in cash, without interest, subject to certain adjustments based upon Valley’s tangible book value at the closing of the Merger (the “Closing”) as provided in the Merger Agreement (the “Merger Consideration”). An escrow account will be funded with $1 million of the Merger Consideration in connection with the indemnification rights in favor of the Company in the event of certain breaches of representations, warranties or covenants or certain other liabilities.

The Merger Agreement contains customary representations and warranties from the Company and Valley, and Valley has agreed to customary covenants, including, among others, covenants relating to (1) the conduct of Valley’s business during the interim period between the execution of the Merger Agreement and the Closing, (2) Valley’s obligations to hold a meeting of its shareholders to vote upon the approval of the Merger and (3) subject to certain exceptions, the recommendation by the board of directors of Valley in favor of the approval by its shareholders of the Merger Agreement and the transactions contemplated thereby. Valley has also agreed not to (1) solicit proposals relating to alternative business combination transactions or (2) subject to certain exceptions, enter into any discussions or any agreement concerning any proposals for alternative business combination transactions.

Completion of the Merger is subject to certain customary conditions, including (1) approval of the Merger Agreement by Valley’s shareholders, (2) receipt of required regulatory approvals, (3) the absence of any law or order prohibiting the consummation of the Merger and (4) the consummation of the sale to TBK Bank of a parcel of real estate on which a Valley branch is located. Each party’s obligation to complete the Merger is also subject to certain additional customary conditions, including subject to certain exceptions, the accuracy of the representations and warranties of the other party and performance in all material respects by the other party of its obligations under the Merger Agreement. The Company’s obligation to complete the Merger is also subject to (1) there having occurred no event or development that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on Valley, (2) receipt of the requisite regulatory approvals not having resulted in the imposition of a burdensome condition and (3) holders of not more than 10% of the outstanding shares of Valley common stock having duly exercised their dissenters’ rights under Article 113 of the Colorado Business Corporation Act.

The Merger Agreement provides certain termination rights for both the Company and Valley and further provides that upon termination of the Merger Agreement under certain circumstances, including in connection with a change in the recommendation of the board of directors of Valley or termination of the Merger Agreement by Valley to enter into a definitive agreement for a “Superior Proposal” (as defined in the Merger Agreement), Valley will be obligated to pay the Company a termination fee of $1.2 million.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated by reference herein. The Merger Agreement is attached as an exhibit to this Current Report on Form 8-K in order to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about the Company, Valley or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Valley or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Voting Agreement

In connection with entering into the Merger Agreement, the Company entered into a Voting and Support Agreement with Valley and certain of Valley’s shareholders (the “Voting Agreement”). The shareholders that are party to the Voting Agreement beneficially own in the aggregate approximately 89% of the outstanding shares of Valley’s voting common stock and approximately 67% of the outstanding shares of Valley’s voting and nonvoting common stock. The Voting Agreement requires that the shareholders party thereto vote all of their shares of Valley common stock in favor of the Merger and against alternative transactions and generally prohibits them from transferring their shares of Valley common stock prior to the consummation of the Merger. The Voting Agreement will terminate upon the earlier of the consummation of the Merger and the termination of the Merger Agreement in accordance with its terms except in the case of a termination of the Merger Agreement in connection with a “Superior Proposal” (as defined in the Merger Agreement), in which case the Voting Agreement will terminate one year following the termination of the Merger Agreement.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the Voting Agreement, which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 8.01.	Other Events.

On July 26, 2017, the Company issued a press release announcing the execution of the Merger Agreement. In addition, the Company issued a press release announcing that it has commenced a public offering of its common stock, par value $0.01 per share, and that it intends to grant the underwriters an option, exercisable in whole or in part for 30 days, to purchase additional shares (the “Offering”). The press releases are attached as Exhibit 99.2 and Exhibit 99.3, respectively, to this Current Report on Form 8-K.

Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements within the meaning of the federal securities laws. Investors are cautioned that such statements, including statements with respect to the expected benefits of the proposed transaction and the timing of the proposed transaction, are predictions and that actual events or results may differ materially. These forward-looking statements are not guarantees of future results and are subject to factors that could cause actual results to differ materially from those we may expect, including, but not limited to: economic, political and market conditions and fluctuations; competition; the possibility that the expected benefits related to the proposed transaction may not materialize as expected; the proposed transaction not being timely completed, if completed at all; prior to the completion of the proposed transaction, Valley’s business experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, customers, other business partners or governmental entities, difficulty retaining key employees, and the parties being unable to successfully implement integration strategies or to achieve expected synergies and operating efficiencies within the expected time-frames or at all; and other factors identified in our filings with the Securities and Exchange Commission (the “SEC”). For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” and the forward-looking statement disclosure contained in the Company’s Annual Report on Form 10-K, filed with the SEC on February 17, 2017 and in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2017, filed with the Securities and Exchange Commission on July 21, 2017. Forward-looking statements speak only as of the date made and the Company undertakes no duty to update such information.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 26, 2017, by and among Valley Bancorp, Inc., Triumph Bancorp, Inc. and James J. O’Dell as Shareholder Representative*

99.1	Form of Voting and Support Agreement, dated as of July 26, 2017, by and among Triumph Bancorp, Inc., Valley Bancorp, Inc., and the shareholder parties thereto (included as Exhibit A to Exhibit 2.1 to this Current Report on Form 8-K)

99.2	Press release, dated July 26, 2017

99.3	Press release, dated July 26, 2017

*	The schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TRIUMPH BANCORP, INC.

Date: July 26, 2017	By:	/s/ Adam D. Nelson
	Name:	Adam D. Nelson
	Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 26, 2017, by and among Valley Bancorp, Inc., Triumph Bancorp, Inc. and James J. O’Dell as Shareholder Representative*

99.1	Form of Voting and Support Agreement, dated as of July 26, 2017, by and among Triumph Bancorp, Inc., Valley Bancorp, Inc., and the shareholder parties thereto (included as Exhibit A to Exhibit 2.1 to this Current Report on Form 8-K)

99.2	Press release, dated July 26, 2017

99.3	Press release, dated July 26, 2017

*	The schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.